Exhibit 99.1

For Immediate Release	Contact: Dennis J. Simonis
President & CEO

June 18, 2007	Telephone: (808) 969-8052

ML MACADAMIA ORCHARDS, L.P.

ANNOUNCES SECOND QUARTER DISTRIBUTION,

APPOINTS NEW DIRECTOR

Hilo, Hawaii — ML Macadamia Orchards, L.P. (NYSE: NUT) announced today that the company declared a quarterly cash distribution of five cents ($0.05) per Class A Unit at the June 2007 meeting of the Board of Directors of its general partner, ML Resources, Inc. (MLR). The distribution is equal to the previous rate, and will be paid on Wednesday, August 15, 2007 to the unit holders of record as of Friday, June 29, 2007. This distribution marks the 85th consecutive quarterly distribution, dating back to the inception of the Partnership in 1986.

The Board of Directors also elected Scott C. Wallace as a director effective June 14, 2007. Mr. Wallace is currently General Manager, Americas and Asia, of SVP Worldwide Corporation and was formerly CEO of Gardenburger Corporation and Mauna Loa Macadamia Nut Corporation. He resides in Brentwood Tennessee.

This press release contains forward-looking statements regarding future events and future performance of the Partnership that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These include statements, among others, regarding the Partnership’s future nut price, which are based on certain assumptions and forecasts.  The Partnership files documents with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K reports, which contain a description of these and other risks and uncertainties that could cause actual results to differ from current expectations and the forward-looking statements contained in this press release.

ML Macadamia Orchards, L.P. is the world’s largest grower of macadamia nuts, owning or leasing 4,190 acres of orchards on the island of Hawaii.

# # #